Exhibit 99.1

Callaway Golf Company Releases Preliminary First Quarter 2007 Results

      CARLSBAD, Calif.--(BUSINESS WIRE)--April 16, 2007--Callaway Golf Company (NYSE:ELY) today announced that, based on current information, the Company estimates net sales for the first quarter ended March 31, 2007 of $330 million to $335 million, an estimated increase of approximately 10%, with a corresponding estimated increase of approximately 42% in earnings per diluted share that is estimated to range from $0.46 to $0.48 (on 68.3 million shares), including long-term incentive compensation expense. These results also include after-tax charges of approximately $0.01 per share related to gross margin improvement initiatives announced in November 2006.

    For the first quarter of 2006, the Company reported net sales of $302 million and fully diluted earnings per share of $0.33 (on 70.1 million shares), including long-term incentive compensation expense. Those results included after-tax charges of approximately $0.01 per share for the Top-Flite integration.

    Business Update

    "We are very pleased with our preliminary first quarter results," commented George Fellows, President and CEO of Callaway Golf. "As a result of improved product development and supply chain processes, we were able to ship more of our new products to retail than originally anticipated. The earlier sales of these higher margin products, together with the progress we have made on our gross margin improvement initiatives, are estimated to result in a marked improvement in gross margins for the quarter compared to last year."

    "Initial acceptance of our new products has been encouraging thus far," continued Mr. Fellows. "However it is still early in the year and the first quarter should be viewed partly as a retail pipeline fill rather than a total indicator of our full year performance. The second quarter will be a better indicator in that regard as its success is driven by consumer purchases of our products and resulting retail reorders. Therefore, although we expect the second quarter to be our highest revenue quarter for the year, we will be in a better position, if necessary, to update our annual outlook at our May 3rd earnings conference call."

    Details of First Quarter Results

    Sales

    The estimated increase in sales for the first quarter is attributable to several factors including:

    -- increased driver sales associated with the early launch of the FT-i and FT-5 fusion technology products

    -- increased irons sales associated with the X-20 and X-20 tour models as well as the new X-forged product line

    -- increased accessories sales associated with footwear, bags, and gloves

    Gross Margins

    The Company estimates its gross margins as a percentage of net sales to be approximately 48% for the first quarter. Excluding charges related to gross margin improvement initiatives, it is estimated that pro forma gross margins as a percentage of net sales would also be approximately 48%. In the first quarter of 2006, the Company's gross margins were 43% and excluding integration and restructuring charges were 44%. The four percentage point increase in pro forma gross margins is primarily attributable to increased sales of higher margin products such as fusion drivers, X-series irons, and accessories, as well as manufacturing efficiencies and the successful implementation of gross margin improvement initiatives.

    Operating Expenses

    The Company estimates that its operating expenses for the quarter will be approximately $105 million, an increase of approximately $10 million when compared to last year's first quarter. The increase is primarily due to an increase in marketing expense associated with the first quarter launches of the Company's new products and higher expenses associated with the year over year increase in net sales.

    Conference Call

    The Company will release actual first quarter financial results on May 3, 2007. A conference call and webcast will also take place at that time.

    Disclaimer: Investors should be aware that the Company has not yet finalized its results for the first quarter of 2007 and that the Company's "preliminary" estimates of net sales, gross margins, operating expenses and earnings for the first quarter reflect management's estimates based upon the information available at the time made. These estimates could differ materially from the Company's actual results if the information on which the estimates were based ultimately proves to be incorrect or incomplete. In addition, statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to estimated future sales, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Investors should understand that it is very difficult to forecast sales of the Company's products as a substantial portion of the Company's sales each year is derived from the sale of new products. Accurately estimating the Company's sales each year is therefore based upon various unknowns including consumer acceptance of the Company's new products as well as consumer discretionary purchasing behavior in the upcoming year. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or as a result of certain risks and uncertainties, including but not limited to, delays or difficulties associated with the re-launch of the Top-Flite brand or the implementation of future initiatives; market acceptance of current and future products; adverse market and economic conditions; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company's business, see Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2006, as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

    Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude charges associated with the integration of the Callaway Golf Company and Top-Flite Golf Company operations, charges related to the September 2005 restructuring initiatives, and charges related to the Company's gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company's operations without these charges. The Company has provided reconciling information in the text of this press release and for 2006 in the supplemental financial information contained in the Company's April 26, 2006 press release, which is available in the Investor Relations section of the Company's website at www.callawaygolf.com.

    About Callaway Golf

    Through an unwavering commitment to innovation, Callaway Golf Company creates products and services designed to make every golfer a better golfer. Callaway Golf Company, which celebrates its 25th Anniversary in 2007, manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf(R), Odyssey(R), Top-Flite(R), and Ben Hogan(R) brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com.


    CONTACT: Callaway Golf Company
             Brad Holiday/Patrick Burke/Michele Szynal, 760-931-1771